UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2026

AMC ROBOTICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41574	41-3041844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 East 49th Street, Suite 1805

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(734) 709-5127

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMCI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 7, 2026 and May 19, 2026, AMC Robotics Corporation (the “Company”) entered into two Simple Agreements for Future Equity (each, a “SAFE” and collectively, the “SAFEs”) with Etronium AI Inc., a North Carolina corporation (“Etronium”), pursuant to which the Company invested an aggregate of $1,000,000 in Etronium, consisting of a $500,000 investment under each SAFE.

Each SAFE provides the Company with the right to receive certain shares of Etronium’s capital stock upon the occurrence of certain future events, including an equity financing, liquidity event or dissolution event, subject to the terms and conditions set forth therein. Each SAFE has a specific post-money valuation cap.

Upon the closing of an equity financing by Etronium prior to the termination of the applicable SAFE, such SAFE will automatically convert into the greater of: (i) the number of shares of Etronium’s standard preferred stock equal to the applicable purchase amount divided by the lowest price per share of the standard preferred stock issued in such equity financing; or (ii) the number of shares of Etronium’s SAFE preferred stock equal to the applicable purchase amount divided by the SAFE price, in each case as more fully described in the applicable SAFE.

Upon a liquidity event prior to the termination of the applicable SAFE, the Company will be entitled to receive, subject to the liquidation priority set forth in the applicable SAFE, a portion of the proceeds equal to the greater of: (i) the applicable purchase amount; or (ii) the amount payable on the number of shares of Etronium common stock equal to the applicable purchase amount divided by the liquidity price, in each case as more fully described in the applicable SAFE. Upon a dissolution event prior to the termination of the applicable SAFE, the Company will be entitled to receive, subject to the liquidation priority set forth in the applicable SAFE, a portion of the proceeds equal to the applicable purchase amount.

The foregoing description of the SAFEs does not purport to be complete and is qualified in its entirety by reference to the full text of the SAFEs, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 4, 2026, the Company issued a press release announcing the investment. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
10.1	Form of Simple Agreement for Future Equity by and between Etronium AI Inc. and AMC Robotics Corporation.
99.1	Press release.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2026	AMC ROBOTICS CORPORATION.

	By:	/s/ Min Ma
	Name:	Min Ma
	Title:	VP, Finance